Exhibit 15



August 3, 2000


Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549
Attention:  Document Control

Re:  7-Eleven, Inc. Form 10-Q

We are aware that our report dated July 27, 2000, on our review of the condensed consolidated balance sheet of 7-Eleven, Inc. and Subsidiaries as of June 30, 2000, and the related condensed consolidated statements of earnings for the three-month and six-month periods ended June 30, 1999 and 2000, and the condensed consolidated statements of cash flows for the six-month periods ended June 30, 1999 and 2000, included in this Form 10-Q, is incorporated by reference in the following registration statements:

                                                        REGISTRATION NO.
                                                         ----------------
     On Form S-8 for:

      7-Eleven, Inc. 1995 Stock Incentive Plan                33-63617

      7-Eleven, Inc. Supplemental Executive Retirement Plan
           for Eligible Employees                             333-42731

      7-Eleven, Inc. Stock Compensation Plan for Non-Employee
           Directors                                          333-68491


Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



PRICEWATERHOUSECOOPERS LLP
Dallas, Texas





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